Nevada Holding Group, Inc. Announces Name Change to New Life Scientific Inc. and Reverse Stock Split

Monday March 14, 9:00 am ET

MANAPALAN, N.J., March 14, 2005 (PRIMEZONE) -- Nevada Holding Group Inc. (OTC BB:NVHG.OB - News), announced today that its Directors and majority shareholder have consented to a name change of the Company to New Life Scientific, Inc. and its Board of Directors has approved a 1 for 35 reverse stock split of the Company's common stock.

The name change and reverse split became effective on March 11, 2005. Following the reverse stock split, the Company's ticker was changed on the Over the Counter Bulletin Board from NVHG to NWLF.

The Company has chosen to restructure itself to pursue a new course of action and is actively pursuing opportunities in the biotechnology field focused on East European technologies and discoveries.

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Technical complications that may arise could prevent the prompt implementation of any strategically significant plan(s) outlined above. The company cautions that these forward looking statements are further qualified by other factors including, but not limited to those set forth in the company's Form 10-KSB filing and other filings with the United States Securities and Exchange Commission (available at http://www.sec.gov). The company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.